UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 7, 2018

Biohaven Pharmaceutical Holding Company Ltd.

(Exact name of registrant as specified in its charter)

British Virgin Islands	001-38080	Not applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Biohaven Pharmaceuticals, Inc.

215 Church Street

New Haven, Connecticut 06510

(Address of principal executive offices, including zip code)

(203) 404-0410

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)                                 Appointment of Robert Repella as Member of the Board of Directors

On September 7, 2018, the Registrant’s Board of Directors (the “Board) appointed Robert Repella as a director to fill the vacancy created by the previously reported resignation of Dr. Albert Cha that was effective September 7, 2018. Mr. Repella will serve in the class of directors whose term will expire at the Registrant’s 2021 Annual Meeting of Shareholders. Mr. Repella has also been appointed as a member of the Audit Committee and as chair of the Compensation Committee of the Board.  There is no arrangement or understanding between Mr. Repella and any other person pursuant to which he was selected as a director of the Registrant, and there is no family relationship between Mr. Repella and any of the Registrant’s other directors or executive officers.

Mr. Repella, age 59, served as Chief Executive Officer and a member of the Board of Directors of Harmony Biosciences, LLC, a private biotechnology company, from October 2017 through July 2018.  Prior to this, he served as the Executive Vice President, Global Commercial Operations for CSL Behring, Inc., a biotherapeutics company, from March 2014 to September 2017, as Senior Vice President and Chief Commercial Officer of Vanda Pharmaceuticals, Inc. (Nasdaq: VNDA) from October 2011 to January 2014 and as Senior Vice President Pharmaceutical Operations, Americas Region of Cephalon Inc. from October 2009 to October 2011. Mr. Repella has over twenty years of leadership experience in the biotech and pharmaceutical industries, with past experience at Eli Lilly & Company, Merck & Company, Johnson & Johnson and Wyeth Pharmaceuticals. Mr. Repella has also served on the Board of Directors of the Biotechnology Industry Association (BIO), Pennsylvania BIO and the New York chapter of the Arthritis Foundation. Mr. Repella attained a Masters of Business Administration from Temple University and earned his Bachelor of Science degree at Rutgers University.

In accordance with the Registrant’s compensation policy for non-employee directors, on September 7, 2018, Mr. Repella was granted an option to purchase 36,000 of the Registrant’s common shares at an exercise price of $35.50 per share, the closing price of the Registrant’s common shares on the date of grant.  The shares underlying this option will vest in three annual installments on each of September 7, 2019, 2020 and 2021, subject to Mr. Repella’s continuous service through each vesting date. Additionally, Mr. Repella will be entitled to receive a $35,000 annual retainer for his service as a director and aggregate annual fees of $17,500 for his service as a member and the chair of the Compensation Committee and a member of the Audit Committee.

Item 7.01. Regulation FD Disclosure.

On September 12, 2018, the Registrant issued a press release announcing Mr. Repella’s appointment to the Board. A copy of this press release is furnished herewith as Exhibit 99.1 to this Current Report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description
99.1	Press Release, dated September 12, 2018, “Biohaven Appoints Robert Repella to Board of Directors.”

EXHIBIT INDEX

Exhibit Number	Exhibit Description
99.1	Press Release, dated September 12, 2018, “Biohaven Appoints Robert Repella to Board of Directors.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Biohaven Pharmaceutical Holding Company Ltd.

	By:	/s/ Vlad Coric, M.D.
Date: September 12, 2018		Vlad Coric, M.D.
Chief Executive Officer